Exhibit 99.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Consulting Agreement”) is effective as of May 3, 2013 by and between Scott Blake Harris (“Consultant”) and NeuStar, Inc. (“Neustar”), a Delaware company having a place of business at 21575 Ridgetop Circle, Sterling, VA, 20166 (each a “Party” and collectively the “Parties”).

1.	SCOPE OF SERVICES

Acting as an independent contractor, and not as an employee of Neustar, Consultant shall provide Neustar the consulting services (the “Services”) set forth in one or more consecutively numbered statements of work, the form of which is attached hereto as Attachment A, each of which shall be subject to the terms and conditions of this Consulting Agreement and shall be deemed incorporated herein by reference upon mutual execution and delivery by the Parties (each, a “SOW”). Consultant shall use best efforts in performing the Services in a professional and timely manner, using the highest degree of skill, diligence and expertise. Consultant will direct the operation of the Services in all respects and will determine the method, means and manner of performance.

It is the Parties’ intent that the level of services performed under this Consulting Agreement will be less than 20 percent of the average level of services performed by Consultant as an employee of Neustar over the 24-month period prior to the Status Change Date, as defined in the Status Change Agreement between the Parties (the “Status Change Agreement”).

2.	COMPENSATION

Neustar shall make payment to Consultant for Services performed as set forth hereunder at the rate set forth in the applicable SOW. In addition, when requested and authorized by Neustar in writing in advance, Neustar shall reimburse Consultant for reasonable travel and other reasonable costs (consistent with Neustar’s travel and expense policies) incurred by Consultant in providing Services hereunder. Neustar shall make such payment in arrears within 45 days of Neustar’s receipt of Consultant’s monthly invoice, which shall include an itemized account of Services and reimbursable expenses, together with all original receipts relating to the approved reimbursable expenses, if any, and a valid purchase order number from Neustar relating to the Services described on the invoice; provided that Neustar shall not be obligated to remit payment (a) if the invoice is not complete or (b) for any portion of the invoice that Neustar disputes in good faith. Payment of all amounts under this Consulting Agreement, including the continued vesting of equity awards granted to you on May 2, 2011 under the 2009 Stock Incentive Plan, will be subject to your continued compliance with the requirements and obligations of this Consulting Agreement and Sections 6 and 7 of the Status Change Agreement.

All invoices from Consultant shall be addressed as set forth below in this section (as may be updated from time to time by Neustar):

Neustar, Inc.

21575 Ridgetop Circle

Sterling, VA 20166

Attn: Accounts Payable

3.	CONFIDENTIAL INFORMATION

(a) During the term of this Consulting Agreement, the parties may receive from one another, or may have access to or be disclosed from the other, confidential and proprietary information. “Confidential Information” means all information, whether of a technical, business or any other nature, disclosed in any manner, whether verbally, electronically, visually or in a written or other tangible form, which is either identified as confidential or proprietary or which should be reasonably understood to be confidential or proprietary in nature with respect to Neustar, its affiliates or third parties. Confidential Information shall also include (i) the terms and conditions of any Statement of Work under this Consulting Agreement (including without limitation the nature and/or substance of the Services), except as may be publicly disclosed by Neustar pursuant to federal securities laws; and (ii) all information or work product (including any deliverables) of any kind obtained or developed by Consultant as a result of the Services performed hereunder.

(b) Confidential Information does not include any information that (i) is now or subsequently becomes publicly available without breach of this Consulting Agreement, (ii) was already lawfully known to one party at the time of its receipt from the other party, (iii) is rightfully received by a party from a third party who did not acquire or disclose such information by a wrongful or tortious act, or (iv) has been independently developed by one party without reference to any Confidential Information.

(c) The parties shall (i) keep Confidential Information in strict confidence and (ii) not disclose any Confidential Information to anyone without the other party’s prior written consent. Neither party shall use, or permit others to use, Confidential Information for any purpose other than for performing this Consulting Agreement.

(d) Consultant shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures Consultant takes to protect his own confidential information of a similar nature, which shall not be less than the care a reasonable person would use under similar circumstances.

(e) If required to disclose Confidential Information pursuant to applicable federal, state or local law, regulation, court order, or other legal process, Consultant shall give Neustar prior written notice of such required disclosure and, to the extent reasonably possible, give Neustar an opportunity to contest such required disclosure at Neustar’s expense.

(f) The parties shall notify each other promptly in the event either learns of any unauthorized possession, use or knowledge of Confidential Information or materials containing such Confidential Information, and will cooperate with the other in any proceeding against any third parties necessary to protect the discloser’s rights with respect to the Confidential Information.

(g) Each party, or the relevant third party, as the case may be, retains all right, title and interest in and to its Confidential Information, including any intellectual property rights thereof, and neither party shall have any right, by license or otherwise, to use or disclose Confidential Information except as otherwise expressly provided herein.

(h) Misappropriation or unauthorized disclosure or use of Confidential Information by either party in violation of this Consulting Agreement could cause irreparable harm to the other for which monetary damages may be difficult to ascertain or are an inadequate remedy. Therefore, each party shall have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any such violation.

4.	INSIDER TRADING POLICY

In performing the Services, Consultant may receive from Neustar, or Consultant may have access to or be disclosed, material, non-public information. Consultant will comply with Neustar’s Policy Prohibiting Insider Trading dated April 2006, as amended from time to time. By signing below, Consultant acknowledges his receipt of such Policy.

5.	INTELLECTUAL PROPERTY

(a) All right, title and interest in and to the intellectual property rights in the work product developed hereunder hereby vest solely and exclusively in Neustar. To the extent possible, all work product shall be considered “work made for hire.” In no event shall this Consulting Agreement grant by implication a license to any intellectual property rights, except as otherwise expressly authorized and agreed. For the purposes of this Consulting Agreement, intellectual property rights shall mean all those rights and interests, whether by statute or under common law, relating to copyrights, patents, trademarks, trade secrets, or any similar rights.

(b) To the extent, if any, that ownership of work product does not automatically vest in Neustar by virtue of this Consulting Agreement or otherwise, Consultant hereby transfers and assigns to Neustar all rights, title and interest that Consultant may have in and to any work product developed under this Consulting Agreement. Consultant shall assist and cooperate with Neustar in all reasonable respects and shall execute documents, give testimony and take further acts as reasonably requested by Neustar to acquire, transfer, maintain and enforce any intellectual property rights and other legal protection for the work product.

By way of clarification, and not limitation, this Section shall survive any termination or expiration of this Agreement.

6.	LIABILITY & INDEMNITY

IN NO EVENT SHALL EITHER PARTY TO THIS CONSULTING AGREEMENT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES FOR ANY VIOLATIONS OF, OR CAUSES OF ACTION RELATING TO OR ARISING FROM, THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

Each party to this Consulting Agreement shall defend, indemnify and hold harmless the other (and, in the case of Neustar, its directors, officers, shareholders, members, employees, and affiliates) from any and all costs, losses, expenses, claims, suits, actions, damages, liabilities, fines, penalties, reasonable attorneys’ fees, court costs and other consequences resulting from (a) either party’s breach of this Consulting Agreement (including any SOW or other similar agreement issued hereunder), (b) injury to persons, including without limitation death and damage to property caused by the other party, or (c) the other party’s gross negligence or willful misconduct.

By way of clarification, and not limitation, this Section shall survive any termination or expiration of this Consulting Agreement.

7.	TERM AND TERMINATION

(a) This Consulting Agreement shall begin on May 3, 2013 and shall end on the later of (i) May 2, 2014, or (ii) the end of the term stated in any SOW, unless earlier terminated in accordance with this Section.

(b) Neustar may unilaterally terminate this Consulting Agreement, or any one or more SOWs, immediately upon written notice: (i) in the event of Consultant’s breach of Paragraphs 6 or 7 of the Status Change Agreement or any provision of the Employee Proprietary Information, Inventions and Nonsolicitation Agreement dated as of March 14, 2011 between the Consultant and Neustar (the “Confidentiality Agreement”) and the Agreement Respecting Noncompetition, Nonsoliciation and Nondisparagement dated as of March 14, 2011 between the Consultant and Neustar (the “Noncompetition Agreement”); (ii) should Consultant refuse to timely sign the release attached as Exhibit A to the Status Change Agreement or revoke his consent to such release, or (iii) in the event of Consultant’s dishonesty, fraud or willful misconduct in connection with his provision of services to Neustar. This Agreement shall not limit or supersede the rights or obligations of either Party under the terms of the Status Change Agreement, the Confidentiality Agreement or the Noncompetition Agreement.

(c) In the event that Neustar terminates this Consulting Agreement pursuant to Paragraph 7(b) above (i) Consultant shall repay to Neustar any previously paid cash amounts that he received under this Consulting Agreement, (ii) all unvested restricted stock and options, together with any restricted stock and options that have vested since the Status Change Date but with respect to which Common Stock has not yet been issued, shall be immediately forfeited to the Company, and (iii) Consultant shall pay to Neustar an amount equal to the Fair Market Value (as that term is defined in the equity award agreements) at the time of issuance or delivery of any Common Stock previously delivered or issued to him in respect of any equity award vested or exercised after the Status Change Date.

(d) Termination or expiration of this Consulting Agreement refers to the termination of all the Parties’ respective commitments and obligations hereunder from and after the date of termination, but does not relieve the Parties of their obligations incurred prior to the date of termination or expiration. The termination of this Consulting Agreement shall serve to terminate all existing SOWs. Unless otherwise provided, termination or expiration of a SOW shall not operate to terminate this Consulting Agreement or any other SOW.

(e) Promptly upon termination or expiration, Consultant shall inform Neustar of the extent to which performance has been completed through the date of termination or expiration, wind up his work in a commercially reasonable manner, preserve items of value created prior to termination, and deliver to Neustar all work in progress. Consultant shall not commit to any further expenditures unless he first obtains Neustar’s written approval.

(f) Promptly after expiration or termination, Consultant shall invoice Neustar all amounts properly due and owing for the Services and deliverables delivered since the date of last invoice that were not yet invoiced. Promptly upon termination or expiration, Consultant shall return or dispose of all of Neustar’s Confidential Information in accordance with this Consulting Agreement or any applicable SOW.

8.	REPRESENTATIONS

Consultant hereby covenants to the following representations:

(i)	Consultant shall act solely as an independent contractor, not as an employee or agent of Neustar.

(ii)	The solicitation or receipt of any information, classified or unclassified, directly or indirectly, from the U.S. or any foreign government or any U.S. state or municipal government in the course of performing this Consulting Agreement shall be strictly in accordance with all laws and regulations pertaining to the protection, possession, acquisition, and use of such information or documents.

(iii)	Consultant shall perform the Services and deliver any deliverables in a professional and workmanlike manner and knowingly in compliance with all applicable laws, regulations, orders and decrees, including, without limitation, the Foreign Corrupt Practices Act of 1977.

(iv)	By execution of this Consulting Agreement, Consultant certifies that he has not been convicted of or pleaded guilty to a federal offense involving fraud, corruption, or moral turpitude and is not now listed by any federal or state agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for federal or state procurement programs. Consultant shall give prompt written notice to Neustar in the event that, at any time during the term of this Consulting Agreement, the above certification is no longer accurate.

9.	TAXES

All amounts to be billed and paid by Neustar hereunder are gross amounts. No taxes shall be withheld by Neustar, and Consultant shall be solely responsible for satisfying all reporting and payment obligations relating to FICA, federal and state income tax, unemployment compensation, withholding, and all other similar responsibilities. Consultant agrees to indemnify and hold Neustar harmless from any liability with respect thereto. By way of clarification, and not limitation, this Section shall survive any termination or expiration of this Agreement.

10.	ASSIGNMENT

Neither party shall assign this Consulting Agreement or delegate any obligations hereunder without the other party’s prior written consent. Any attempted assignment or delegation in violation of this Section shall be void. Notwithstanding the foregoing, Neustar may assign this Consulting Agreement or delegate any obligations hereunder to any of its wholly-owned subsidiaries in its sole discretion.

11.	RELATIONSHIP

(a) The Parties are separate and independent legal entities, and independent contractors as to each other. Nothing contained in this Consulting Agreement shall be deemed to constitute either Party an agent, representative, partner, joint venturer or employee of the other for any purpose. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.

(b) Consultant shall be solely responsible for all matters relating to employment including, without limitation, compliance with all applicable worker’s compensation, unemployment compensation, medical, dental and disability insurance, social security laws and all withholding and all other federal, state, and local laws governing such matters. Except as expressly provided in the Status Change Agreement, Consultant is not entitled to any medical coverage, life insurance, participation in any Neustar savings plan, stock plan or other benefits afforded to Neustar employees or employees of Neustar-affiliated companies.

12.	NO THIRD-PARTY BENEFICIARIES

This Consulting Agreement shall not be deemed to create any rights in third parties, including end users, suppliers, licensors, licensees and customers of a Party, or to create any obligations of a Party to any such third parties, or to give any right to either Party to enforce this Consulting Agreement on behalf of a third party.

13.	WAIVER & SEVERABILITY

Failure by either Party to enforce any term or condition of this Consulting Agreement will not be deemed a waiver of future enforcement of that or any other term or condition. If any term of this Consulting Agreement is held invalid or unenforceable for any reason, then the remainder of the provisions will continue in effect as if this Consulting Agreement had been executed with the invalid portion eliminated.

14.	SURVIVAL

In addition to any provisions specifically identified as such hereunder, any provision that contemplates performance or observance subsequent to any termination or expiration of this Consulting Agreement (in whole or in part) shall survive any termination or expiration of the Consulting Agreement (in whole or in part, as applicable) and continue in full force and effect.

15.	GOVERNING LAW

This Consulting Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflict of laws.

16.	CUMULATIVE REMEDIES

Except as otherwise expressly provided, all remedies provided for herein shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

17.	NOTICE

Any and all notices, communications and demands required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made if served personally, by overnight delivery service or if deposited in the U.S. mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, service shall be conclusively deemed made on the same day (or if such day is not a business day, then the next business day); if by an overnight delivery service, on the next business day; and if by registered or certified mail, on the third subsequent business day to the date on which such notice was deposited in the U.S. mail. To be effective, any service hereunder shall be addressed as set forth below:

If to Neustar:

Neustar, Inc.

21575 Ridgetop Circle

Sterling, VA 20166

Attn: SVP, Human Resources

If to Consultant:

At the last address on the records of Neustar

A Party may from time to time change its address or designee for notice purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will become effective.

18.	AMENDMENT; CONFLICT

This Consulting Agreement shall not be modified except by a subsequently dated, written amendment signed on behalf of the Parties by their duly authorized representatives. In the event of a conflict between this Consulting Agreement and a particular SOW, this Consulting Agreement shall govern.

In witness whereof, the Parties have caused this Consulting Agreement to be executed on their behalf on the respective dates written below.

SCOTT BLAKE HARRIS

/s/ Scott Harris		Date: May 2, 2013

NEUSTAR, INC.

By:	/s/ Paul S. Lalljie	Date: May 2, 2013
Name: Paul S. Lalljie
Title: Senior Vice President, Chief Financial Officer